UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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Acacia Research Corporation
(Name of Registrant as Specified in Its Charter)

Sidus Investment Partners, L.P.

Sidus Double Alpha Fund, L.P.

Sidus Double Alpha, Ltd.

Sidus Advisors, LLC

Sidus Investment Management, LLC

Michael J. Barone

Alfred V. Tobia Jr.

BLR PARTNERS LP

BLRPart, LP

BLRGP Inc.

Fondren Management, LP

FMLP Inc.

BRADLEY L. RADOFF

CLIFFORD PRESS

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Sidus Investment Management, LLC and BLR Partners LP, together with the other participants named herein (collectively, “Sidus”), intend to make a preliminary filing with the Securities and Exchange Commission of a proxy statement and accompanying proxy card to be used to solicit votes for the election of Sidus’ slate of highly qualified director nominees to the Board of Directors of Acacia Research Corporation, a Delaware corporation (the “Company”), at the Company’s upcoming 2018 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On March 21, 2018, Sidus issued the following press release:

SIDUS Investment Management AND BLR Partners ISSUE STATEMENT IN RESPONSE TO Acacia Research Corporation

NEW YORK, NY, March 21, 2018 – Sidus Investment Management, LLC and BLR Partners LP (together, “Sidus,” “we” or “us”), collectively one of the largest stockholders of Acacia Research Corporation (“Acacia” or the “Company”) (NASDAQ:ACTG), with aggregate ownership of approximately 4.1% of the Company’s outstanding shares, today issued a statement in response to the Company’s letter to stockholders this morning.

Despite the Company’s long-winded attempt to explain away the valid concerns raised in our letter to stockholders yesterday, Acacia’s response conspicuously fails to address the paramount issue of concern to most stockholders – the precipitous decline in Acacia’s stock price. Acacia’s stock price has underperformed the NASDAQ Composite Index by approximately 66% since Louis Graziadio’s appointment as Executive Chairman,1 not to mention that it has declined by approximately 92% from its peak during Mr. Graziadio’s tenure as a director.2 It is apparent to us that the market is unimpressed by the Company’s prospects under Mr. Graziadio’s leadership and we believe that he must be held accountable for the destruction of stockholder value that has occurred.

Since receiving our nominations, Acacia today purports to disavow the April 9th record date and June 7th meeting date for the 2018 Annual Meeting that Acacia had previously set up at Broadridge Financial Solutions. Nevertheless, these dates still appear on Broadridge’s system as of today.

Any attempts by the incumbents to delay the 2018 Annual Meeting or otherwise entrench themselves will not be tolerated. We caution the Company that we will take legal action to compel the holding of the 2018 Annual Meeting, if necessary, so that stockholders have the opportunity to replace Mr. Graziadio and Frank Walsh, the other incumbent director up for election, without needless delay.

1 Calculated from August 1, 2016 to March 19, 2018.

2 Acacia shares closed at $46.47 on September 16, 2011.

Contacts

Clifford Press

(212) 277-5635

Alfred V. Tobia Jr.

(212) 751-6644

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Sidus Investment Management, LLC, together with the other participants named herein (collectively, "Sidus"), intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes for the election of its slate of director nominees at the 2018 annual meeting of stockholders of Acacia Research Corporation, a Delaware corporation (the "Company").

SIDUS STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Sidus Investment Partners, L.P. (“Sidus Partners”), Sidus Double Alpha Fund, L.P. (“Sidus Double Alpha”), Sidus Double Alpha, Ltd. (“Sidus Double Alpha Offshore”), Sidus Advisors, LLC (“Sidus Advisors”), Sidus Investment Management, LLC (“Sidus Management”), Michael J. Barone, Alfred V. Tobia Jr., BLR Partners LP (“BLR Partners”), BLRPart, LP (“BLRPart GP”), BLRGP Inc. (“BLRGP”), Fondren Management, LP (“Fondren Management”), FMLP Inc. (“FMLP”), Bradley L. Radoff and Clifford Press.

As of the date hereof, Sidus Partners directly beneficially owns 167,448 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company. As of the date hereof, Sidus Double Alpha directly beneficially owns 458,461 shares of Common Stock. As of the date hereof, Sidus Double Alpha Offshore directly beneficially owns 209,967 shares of Common Stock. As of the date hereof, 194,124 shares of Common Stock were held in an account to which Sidus Management serves as the sub-advisor (the “Managed Account”). Sidus Advisors, as the general partner of each of Sidus Partners and Sidus Double Alpha, may be deemed to beneficially own the (i) 167,448 shares of Common Stock owned directly by Sidus Partners and (ii) 458,461 shares of Common Stock owned directly by Sidus Double Alpha. Sidus Management, as the investment manager of each of Sidus Partners, Sidus Double Alpha and Sidus Double Alpha Offshore, and as the sub-advisor of the Managed Account, may be deemed to beneficially own the (i) 167,448 shares of Common Stock owned directly by Sidus Partners, (ii) 458,461 shares of Common Stock owned directly by Sidus Double Alpha, (iii) 209,967 shares of Common Stock owned directly by Sidus Double Alpha Offshore and (iv) 194,124 shares of Common Stock held in the Managed Account. Each of Messrs. Barone and Tobia, as a Managing Member of Sidus Management, may be deemed to beneficially own the (i) 167,448 shares of Common Stock owned directly by Sidus Partners, (ii) 458,461 shares of Common Stock owned directly by Sidus Double Alpha, (iii) 209,967 shares of Common Stock owned directly by Sidus Double Alpha Offshore and (iv) 194,124 shares of Common Stock held in the Managed Account. As of the date hereof, BLR Partners directly beneficially owns 1,060,000 shares of Common Stock. BLRPart GP, as the general partner of BLR Partners, may be deemed to beneficially own the 1,060,000 shares of Common Stock owned directly by BLR Partners. BLRGP, as the general partner of BLRPart GP, may be deemed to beneficially own the 1,060,000 shares of Common Stock owned directly by BLR Partners. Fondren Management, as the investment manager of BLR Partners, may be deemed to beneficially own the 1,060,000 shares of Common Stock owned directly by BLR Partners. FMLP, as the general partner of Fondren Management, may be deemed to beneficially own the 1,060,000 shares of Common Stock owned directly by BLR Partners. Mr. Radoff, as the sole shareholder and sole director of each of BLRGP and FMLP, may be deemed to beneficially own the 1,060,000 shares of Common Stock owned directly by BLR Partners. As of the date hereof, Mr. Press does not beneficially own any shares of Common Stock.